EXHIBIT 10.11.4


                       CONFIRMATION TERMS OF TRANSACTIONS
                             (CERTIFICATE OF SELLER)

Impac Warehouse Lending Group
1401 Dove Street
Newport Beach, CA  92660

Gentlemen:

                  Reference is made to the Master Repurchase Agreement (the "Master Repurchase Agreement") dated as of JULY 6, 2001, between Impac Warehouse Lending Group, Inc. (the "Buyer") HOMEGOLD, INC. (the "Seller"). Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Master Repurchase Agreement. The Buyer and the Seller hereby confirm the Buyer's purchase from the Seller from time to time under the Master Repurchase Agreement of Purchased Securities consisting of whole mortgage loans to be listed on Mortgage Loan Schedules which will be transmitted from Seller to Buyer agrees to provide to Buyer a Mortgage Loan Schedule in the form of "Exhibit A" hereto which must be approved by Buyer before each transaction is completed. Upon the submission of a Mortgage Loan Schedule, Seller agrees that the sale of the mortgage loans listed thereon shall be under the terms and conditions of the Master Repurchase Agreement and all modifications and addendums thereto.

         As to each Mortgage Loan listed on the Mortgage Loan Schedules submitted hereafter, the following pricing, terms and conditions shall apply:

                      AN AGGREGATE WAREHOUSE CREDIT LINE OF US $25,000,000

                      Purchase Price of 100%
                      equal to 98% of par, or unless takeout by Impac Funding Corporation then 100% of Par, or unless Second Mortgage, then 96% of Par.

                      Transaction Fee:  $450.00
                      To be paid by Seller within 30 days to Buyer.

                      Repurchase Date: On demand on the terms set forth in
            Subparagraph 3(c) of the Master Repurchase Agreement and Conditional Approval Letter ("Approval Letter")

                      Pricing Rate: A per annum rate equal to the sum of (i) the rate per annum publicly announced by Wall Street Journal as its "Prime Rate" as such rate shall change from time to time, plus (ii) 175 BASIS POINTS. Upon the occurrence of an Event of Default of the Seller, or any breach of the Approval Letter, the number of basis points in (ii) shall be increased to 300 ON ALL LOANS EXCEEDING 45 DAYS AGED AND 500 ON ALL LOANS EXCEEDING 60 DAYS AGED. IN ADDITION, A LOAN DEFAULT FEE SHALL BE CHARGED ON EACH LOAN IN THE EVENT OF DEFAULT THAT SHALL NOT BE LESS THAN TWO TIMES THE TRANSACTION FEE SET AS FORTH ABOVE. The Pricing rate shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

                      Buyer's Margin Amount Percentage: see above

                      Seller Account Deposit: $5,000.00

                      IN CONSIDERATION OF BUYER'S AGREEMENT TO EXECUTE THE MASTER PURCHASE AGREEMENT, SELLER HEREBY AGREES TO PROVIDE BUYER WITH AN (AGGREGATE) IRREVOCABLE COMMITMENT FEE OF US$2,500,000 (TWO MILLION FIVE HUNDRED THOUSAND DOLLARS).

                      For auditing or other purposes of the Buyer, the Seller may receive a computer-generated trade confirmation with respect to each Transaction that does not provide for countersignature thereof by the Seller. It is understood and agreed that such confirmation shall be null and void and of no force and effect with respect to this Transaction.

                      Pursuant to the sale of the mortgage loans set forth on each Mortgage Loan Schedule (the "Mortgage Loans") by the Seller to Impac Warehouse Lending Group, Inc. ("Impac") pursuant to the Master Repurchase Agreement, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to Buyer all of its right (including the power to convey title thereto), title and interest in and to each Mortgage Loan, including, without limitation, those mortgage loans to be listed on the Mortgage Loan Schedules submitted hereafter.

                      Kindly acknowledge your agreement to the foregoing by signing and returning the enclosed extra copy of this letter.


                                               HOMEGOLD, INC.
                                               Sincerely,

                                              By: /s/ David Gaffney
                                                  --------------------------
                                             Name: David Gaffney
                                                  --------------------------
                                            Title: Executive Vice President
                                                  --------------------------
                                             Date: As of March 28, 2002
                                                  --------------------------



Acknowledged and Agreed to:
IMPAC WAREHOUSE LENDING GROUP, INC.

By: /s/ Gretchen Verdugo
    --------------------------------
Name:    Gretchen Verdugo
      ------------------------------
Title:   EVP
        ----------------------------
Date:  As of March 28, 2002
       -----------------------------